APPENDIX A

                           A.P. PHARMA, INC.
               Proxy Solicited by the Board of Directors
                for the Annual Meeting of Stockholders
                       to be held May 25, 2004

The undersigned hereby appoints Paul Goddard and Michael O'Connell, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all the shares of the Common Stock of A.P. Pharma, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the corporate offices at 123 Saginaw Drive, Redwood City, California at 9:00 a.m., local time, on May 25, 2004, and at any adjournments or postponements of such meeting, as follows:

The Board of Directors recommends that you vote FOR the proposals on the reverse side. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.

A.P. PHARMA, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694




Your vote is important.  Please vote immediately.

VOTE-BY-INTERNET                       VOTE-BY-TELEPHONE
----------------                       -----------------
Log on to the Internet and go to       Call toll-free
http://www.eproxyvote.com/appa         1-877-PRX-VOTE (1-877-779-8683)

If you vote over the internet or by telephone, please do not mail your card.

    [X]   Please mark
          votes as in
          this example

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the eight nominees listed below:

Nominees:  Stephen Drury, Paul Goddard, Michael O'Connell, Peter
Riepenhausen, Toby Rosenblatt, Gregory Turnbull, Dennis Winger and Robert
Zerbe

              [ ]   FOR                   [ ]   WITHHELD
                    ALL                         FROM ALL
                  NOMINEES                      NOMINEES


[ ]
    ----------------------------
    For all nominees, except as noted above.


2. To amend the Company's 1997 Employee Stock Purchase Plan to increase by 100,000 the number of shares of common stock reserved for issuance under the Plan.

              FOR       AGAINST          ABSTAIN
              [ ]         [ ]               [ ]


3. To amend the Company's 2002 Equity Incentive Plan to increase by 400,000 the number of shares of common stock reserved for issuance under the Plan.

              FOR       AGAINST          ABSTAIN
              [ ]         [ ]               [ ]


4. To approve Ernst & Young LLP as A.P. Pharma's independent public accountants.

              FOR       AGAINST          ABSTAIN
              [ ]         [ ]               [ ]


5. In their discretion, the proxyholders are authorized to transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

     MARK HERE
    FOR ADDRESS          [ ]
     CHANGE AND
     NOTE BELOW

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.


Signature:            Date:            Signature:            Date:
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